Exhibit 99.1

FirstEnergy Corp.	For Release: February 26, 2025
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Karen Sagot
(330) 384-5247	(330) 761-4286

FirstEnergy Announces Fourth Quarter and Full Year 2024 Financial Results

Reports full year 2024 GAAP earnings of $1.70 per share and Operating (non-GAAP) earnings of $2.63 per share, within guidance range

Customer-focused capital investments of $4.5 billion in 2024 to improve grid reliability and resiliency and support the energy transition represent a 20% increase over 2023

Expands Energize365 capital investment program through 2029 with planned capital investments of $28 billion, an 8% increase from previous five-year plan, resulting in anticipated 9% rate base growth

Introduces 2025 Core (non-GAAP) earnings guidance and a targeted 6-8% compound annual Core earnings growth rate through the five-year planning period

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today reported full year 2024 GAAP earnings from continuing operations of $978 million, or $1.70 per basic and diluted share, on revenue of $13.5 billion. This compares to 2023 GAAP earnings from continuing operations of $1,123 million, or $1.96 per basic and diluted share, on revenue of $12.9 billion. GAAP results for both periods reflect the impact of special items listed below. Operating (non-GAAP) earnings* were $2.63 per share in 2024, within the company’s guidance range. In 2023, Operating (non-GAAP) earnings were $2.56 per share.

“In 2024, we implemented tremendous structural change to position FirstEnergy for long-term success as a premier electric company,” said Brian X. Tierney, FirstEnergy Board Chair, President and Chief Executive Officer. “We redesigned our operating model to better support the impactful work we do at the local level and assembled a strong and experienced leadership team charged with delivering superior service to our 6 million customers. We also put the power of our stronger financial position behind a comprehensive capital plan that can capture the immense opportunities to address customers’ needs, now and in the future.

“In addition, we completed rate reviews and formula rate filings for 83% of our rate base since 2023 and resolved several legacy issues,” Tierney continued. “Together, these milestones represent a multi-year transformation that strengthened FirstEnergy’s foundation, improved our financial profile and significantly derisked our business.

“During this time, the underlying fundamentals of our core business have improved significantly. We believe, however, that investors have not fully appreciated our success because of the volatility in our unregulated legacy investment in Signal Peak, which has experienced sharp declines, and the mark-to-market impacts from the company’s pension plan,” he said.

“To provide investors with more information about the performance of our regulated operations, this year we will begin measuring our annual growth rate based on Core earnings,” Tierney said. “This non-GAAP metric includes our four business segments: Distribution, Integrated, Stand-Alone Transmission and Corporate, but excludes special items and the income from our non-core, legacy investment in the Signal Peak coal mine and net periodic pension income.”

Core (non-GAAP) earnings* were $2.37 per share in 2024, an 8% increase from $2.20 per share in 2023. In 2022, Core (non-GAAP) earnings were $1.78 per share. A reconciliation of GAAP to non-GAAP earnings is noted in the table below and is also available in the company’s Strategic and Financial Highlights document, available online at www.firstenergycorp.com/ir.

FirstEnergy is introducing a 2025 Core earnings guidance range of $1.4 billion to $1.5 billion, or $2.40 to $2.60 per share, representing 5.5% growth (at the midpoint) compared to 2024 Core earnings, and is introducing a targeted 6-8% compounded annual growth rate for Core earnings through the five-year planning period.

FirstEnergy’s growth is supported by Energize365, a systemwide capital investment program introduced one year ago that is focused on enhancing system reliability and resilience,

preparing for demand growth and improving the customer experience while maintaining a strong affordability position. In 2024, FirstEnergy invested $4.5 billion in its system through Energize365, surpassing its 2023 investment level by 20%. The company expects to invest $5.0 billion on behalf of its customers in 2025 through the Energize365 program.

Today, FirstEnergy is extending Energize365 through 2029 with a base investment plan of $28 billion, an increase of 8% compared to the 2024-2028 program. This base plan is not expected to require the issuance of incremental equity beyond the company’s employee benefits programs. The company is committed to its investment-grade credit ratings and will consider a broad range of financing options should the base plan grow.

Fourth Quarter Results

Fourth quarter 2024 GAAP earnings from continuing operations were $261 million, or $0.45 per basic and diluted share, on revenue of $3.2 billion. This compares to fourth quarter 2023 GAAP earnings from continuing operations of $175 million, or $0.30 per basic and diluted share, on revenue of $3.2 billion. Results for both periods include the special items listed below. Operating (non-GAAP) earnings* were $0.67 per share in the fourth quarter of 2024, within the company’s guidance range. Operating (non-GAAP) earnings in the fourth quarter of 2023 were $0.62 per share.

Core (non-GAAP) earnings were $0.61 per share in the fourth quarter of 2024, compared to $0.52 per share in the fourth quarter of 2023.

Fourth quarter 2024 earnings benefited from rate base growth in the company’s distribution and transmission formula rate programs, higher revenue resulting from base rate case orders and lower operating expenses. These were partially offset by a higher effective tax rate and lower Ohio distribution revenues resulting from the ESP V order.

Total distribution deliveries were essentially unchanged compared to the fourth quarter of 2023. The impact of weather was relatively flat compared to the fourth quarter of 2023 but heating degree days were 10% below normal, which negatively impacted results in the fourth quarter of 2024.

Fourth quarter 2024 earnings in the Distribution segment increased compared to the fourth quarter of 2023. Lower operating expenses were partially offset by lower revenues resulting from the impact of Ohio ESP V, which was effective June 1, 2024.

In the Integrated segment, fourth quarter earnings increased compared to the fourth quarter of 2023, primarily reflecting the implementation of new distribution base rates, distribution and formula-rate transmission investment programs, and lower operating expenses and financing costs.

In the Stand-Alone Transmission segment, fourth quarter 2024 earnings increased by 12% resulting from rate base growth of 10%, but this was more than offset by the dilution from the incremental 30% interest sale of FirstEnergy Transmission (FET) to Brookfield, which closed in March of 2024.

Fourth quarter 2024 results decreased in Corporate/Other as lower income tax benefits were partially offset by lower interest costs associated with holding company debt redemptions.

Full Year Results

Full-year 2024 earnings reflect continued growth from the company’s regulated investment strategy including the impact of new base rates and formula investment programs. Results also benefited from increased customer demand, primarily due to higher weather-related deliveries. These factors more than offset the impact of higher storm restoration and planned operating expenses, the dilutive effect of the FET equity interest sale and lower revenues in Ohio resulting from the ESP V order.

Heating degree days in 2024 were 15% below normal and slightly below 2023, while cooling degree days were 15% above normal and 37% above 2023. This contributed to a 2.8% increase in total distribution deliveries in 2024 as compared to 2023. On a weather-adjusted basis, load was flat compared to 2023, comprising slight decreases in residential and commercial sales, and stronger industrial demand.

Consolidated GAAP Earnings Per Share from Continuing Operations (EPS) to Operating and Core (Non-GAAP) EPS Reconciliation

	Three Months Ended Dec 31,		Year Ended Dec 31,
	2024	2023	2024	2023	2022
Earnings Attributable to FirstEnergy Corp. from Continuing Operations (GAAP) - $M	$261	$175	$978	$1,123	$406
Basic – Continuing Operations EPS (GAAP)	$0.45	$0.30	$1.70	$1.96	$0.71
Excluding Special Items:
Asset retirement obligation regulatory change	(0.01)	—	0.27	—	—
Debt-related costs	—	—	0.12	0.05	0.25
Enhanced employee retirement and other related costs	—	0.03	0.01	0.13	—
Exit of generation	—	—	—	0.02	0.02
FE Forward cost to achieve	—	0.01	0.10	0.09	0.03
Investigation and other related costs	0.04	0.03	0.13	0.10	0.08
Pension/OPEB mark-to-market and other charges	0.07	0.12	0.07	0.05	(0.13)
Regulatory charges	0.06	0.02	0.09	0.05	0.21
State tax legislative changes	—	—	—	—	0.01
Strategic transaction charges	0.06	0.11	0.14	0.11	1.23
Total Special Items	0.22	0.32	0.93	0.60	1.70
Operating EPS (Non-GAAP)	$0.67	$0.62	$2.63	$2.56	$2.41
Signal Peak	(0.01)	(0.06)	(0.13)	(0.24)	(0.23)
Net Pension/OPEB credits	(0.05)	(0.04)	(0.13)	(0.12)	(0.40)
Core EPS (Non-GAAP)	$0.61	$0.52	$2.37	$2.20	$1.78

Per share amounts for the special items, Signal Peak and Net Pension/OPEB credits adjustments above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS from Continuing Operations (GAAP), Operating EPS (non-GAAP) and Core EPS (non-GAAP) are based on 576 million shares for the fourth quarter of 2024, 575 million shares for the full year 2024, 574 million shares for the fourth quarter of 2023, 573 million shares for the full year 2023 and 571 million for the full year 2022.

Non-GAAP Financial Measures

*We refer to certain financial measures, including Core earnings (non-GAAP) per share (“Core EPS”) and Operating earnings (non-GAAP) per share (“Operating EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” from earnings attributable to FirstEnergy Corp. from continuing operations for Operating EPS, as reflected in the table above. Core EPS further excludes from Operating EPS the earnings contribution of Signal Peak and net periodic pension and other postemployment benefits (“OPEB”) credits, other than the mark-to-market adjustment and other related charges, which are already excluded as special items. Operating EPS and Core EPS also exclude the impact of Discontinued Operations. Operating EPS and Core EPS are based on the weighted average number of common shares outstanding in the respective period.

Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating EPS, including by segment, and Core EPS, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items, the earnings contribution of Signal Peak and Net Pension/OPEB credits, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS and Core EPS is EPS attributable to FirstEnergy Corp. from Continuing Operations (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special Items for the period can be found in more detail in the Company’s Strategic and Financial Highlights, available at www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures
A quantitative reconciliation of forward-looking non-GAAP measures, including 2025 Core earnings and compound annual Core earnings growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core earnings guidance and compound annual Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. Forward-looking statements, including these special items, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth under “Forward-Looking Statements,” below.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Fourth Quarter 2024 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 8:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the Fourth Quarter 2024 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than six million customers in Ohio, Pennsylvania, New Jersey, West

Virginia, Maryland and New York. The company’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change. and diversity, equity and inclusion; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to climate-related and environmental, social and governance matters, opportunities improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024; changes to environmental laws and regulations, including, but not limited to, rules finalized by the Environmental Protection Agency and the SEC, including those currently stayed, related to climate change; and potential changes to such laws and regulations as a result of the new U.S. presidential administration; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification and new data centers, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of our status as a well-known seasoned issuer; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, generation resource planning, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings and potential changes to such laws and regulations as a result of the new U.S. presidential administration; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on our common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FE Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency.

Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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